ALLSTATE LIFE INSURANCE COMPANY
3075 Sanders Road
Northbrook, Illinois 60062

January 4, 2016

Board of Directors
Allstate Life Insurance Company
Allstate Life Insurance Company Variable Annuity Separate Account C (File No. 811-05279)
3075 Sanders Road
Northbrook, Illinois 60062

Directors:

In my capacity as Vice President and General Counsel of Allstate Life Insurance Company, I have participated in the preparation and review of the Registration Statement on Form N-4 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the purpose of changing the depositor of certain individual variable annuity contracts (Scudder Horizon Plan variable annuity contracts or the "Contracts") that are funded through Allstate Life Insurance Company Variable Annuity Separate Account C (the "Separate Account," f/k/a Charter National Variable Annuity Account) from Charter National Life Insurance Company to Allstate Life Insurance Company. I have consulted with outside counsel and examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination and consideration, it is my opinion that:

     1. Allstate Life Insurance Company has been duly organized under the laws of the State of Illinois and is a validly existing corporation.

     2. The Separate Account has been duly created and validly exists as a separate account pursuant to Illinois Insurance Law.

     3. Illinois Compiled Statutes Section 245.21(5) provides that the portion of the assets of any such separate account equal to the reserves and other contract liabilities with respect to such separate account shall not be chargeable with liabilities arising out of any other business Allstate Life Insurance Company may conduct.

     4. The Contracts, when issued as contemplated by the Registration Statement, are legal and binding obligations of Allstate Life Insurance Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under "Legal Matters" in the supplement to the Statement of Additional Information.


Very truly yours,

/s/ Angela K. Fontana
-------------------------
Angela K. Fontana
Vice President and General Counsel